BY-LAWS
                                       of
                              HOLMES PRODUCTS CORP.


                                  ARTICLE FIRST

         The fiscal year of the corporation shall be the year ending with the 31st day of December in each year.

                                 ARTICLE SECOND
                                  Stockholders

         Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the second Thursday of April in each year commencing with the year 1985 (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

         Section 2. Special Meetings. Special meetings of the stockholders may be called by a majority of either Class of Directors acting by vote or by written instrument or instruments signed by such a majority of them. Special meetings of the stockholders shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived either in writing or by a telegram by every stockholder entitled to notice thereof, or by his attorney "hereunto authorized.
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         Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors and stated in the notice of the meeting.
         Section 4. Notices. Notice of all meetings of stockholders shall be given as follows, to wit:- A written notice, stating the place, day and hour thereof, shall be given by the Clerk or an Assistant Clerk or the person or persons calling the meeting, at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of the stockholders shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived either in writing or by a telegram by every stockholder entitled to notice thereof, or by his attorney "hereunto authorized.

         Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

         Section 4. Notices. Notice of all meetings of stockholders shall be given as follows, to wit:- A written notice, stating the place, day and hour thereof, shall be given by the Clerk or an Assistant Clerk or the person or persons calling the meeting, at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given


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to any stockholder if a waiver of notice in writing or by telegram, executed before or after the meeting by the stockholder or his attorney "hereunto authorized is filed with the records of the meeting.

         Section 5. Quorum. At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of each class of the shares of the corporation then outstanding and entitled to vote and provided further that a quorum at meetings of a particular class of stock shall consist of such representation in person or by proxy of a majority of that class only. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk or other person responsible for recording the proceedings before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         Section 7. Action at Meeting. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the stockholders of a majority of each class of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Organization or these By-laws. Any election of Directors by each class of stockholders shall be determined by a plurality of the votes


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cast by the stockholders of that class entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         Section 8. Special Action. Any action to be taken by stockholders or a class of stockholders may be taken without a meeting if all of the stockholders of each class entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

         Section 9. Record Date. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

                                  ARTICLE THIRD
                                    Directors

         Section 1. Powers. The business of the corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the corporation except as otherwise reserved to the stockholders by law, by the Articles of Organization or by these By-laws.

         Section 2. Election. The Board of Directors shall consist of an even number, not less than three (except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock the number of directors shall be not less than one), nor more than fifteen, as shall be fixed by


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the stockholders at the annual meeting. The holders of the Class A Common Stock shall, voting as a class, elect one-half of the Board of Directors, such Directors to be known as Class A Directors. The holders of the Class B Common Stock shall, voting as a class, elect one-half of the Board of Directors, such Directors to be known as Class B Directors.

         Section 3. Vacancies. Any vacancy at any time existing in the Board may be filled as hereinafter provided. In the event of a vacancy in the office of a Class A Director, the remaining Class A Directors may, at a special meeting called at least in part for the purpose, or by a written instrument signed by all of the Class A Directors and delivered to the Clerk, which instrument shall be filed with the records of the corporation, designate a new Class A Director to fill the said vacancy. The Class A stockholders, voting as a class, may, at a special meeting called at least in part for the purpose, or by a written instrument signed by all Class A stockholders and delivered to the Clerk, which instrument shall be filed with the records of the Corporation, choose a successor to a Class A Director whose office is vacant, and the person so chosen shall forthwith displace any successor chosen by the Class A Directors. In the event of a vacancy in the office of a Class B Director, the remaining Class B Directors may, at a special meeting called at least in part for the purpose or by a written instrument signed by all of the Class B Directors and delivered to the Clerk, which instrument shall be filed with the records of the corporation, designate a new Class B Director to fill the said vacancy. The Class B stockholders, voting as a class, may, at a special meeting called at least in part for the purpose or by a written instrument signed by all Class B stockholders and delivered to the Clerk, which instrument shall be filed with the records of the corporation, choose a successor to a Class B Director whose office is vacant, and the person so chosen shall forthwith replace any successor chosen by the Class B Directors.

         Section 4. Enlargement of the Board. The number of the Board of Directors may be increased and additional Directors elected at any special meeting of the stockholders called at least in part for the purpose.

         Section 5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, a Director shall hold office until the next annual meeting of stockholders and thereafter until his successor is chosen and qualified or until he sooner dies, resigns or is removed.


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

Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 6. Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders of the class entitled to vote in the election of such Director or (b) for cause by vote of a majority of the class of Directors of which said Director is a part. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         Section 7. Annual Meeting. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Class A Directors and a quorum of the Class B Directors elected at such meeting were present thereat, there shall be a meeting of the Directors without notice; but if such quorums were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

         Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.

         Section 9. Special Meetings. Special meetings of the Directors may be called by the President or by the Treasurer or by any two Directors and shall be held at the place designated in


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the call thereof.

         Section 10. Notices. Notices of any special meeting of the Directors shall be given by the Clerk or any Assistant Clerk to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least forty-eight hours before the meeting or by sending to him at least forty-eight hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Clerk refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or it the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a waiver of notice in writing or by telegram, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who is present in person at the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

         Section 11. Quorum. At any meeting of the Board of Directors, so long as the Board of Directors consists of four members, one Class A Director and one Class B Director shall constitute a quorum of the Board for the transaction of business and provided further that at any meeting of a particular class of Directors, one Director of that class shall be required to constitute a quorum of the Directors of that class. At any meeting of the Board of Directors when the Board of Directors consists of more than four members, a majority of the Class A Directors and a majority of the Class B Directors shall constitute a quorum of the Board for the transaction of business. Whether or not a quorum of the Board is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question by the Directors of either class, voting as a class, and the meeting may be held as adjourned without further notice.

         Section 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the action of the Board of Directors on any matter brought before the meeting shall be


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decided by the vote of a majority of the Directors of each class present, voting as a class, unless a different vote is required by law, the Articles of Organization, or these By-laws. At any meeting of a particular class of Directors at which a quorum is present the action of the class of Directors shall be decided by the vote of a majority of the Directors of that class present and voting, unless a different vote is required by law, the Articles of-Organization or these By-laws.

         Section 13. Participation by Telephone at a Meeting. Any Director may participate in a meeting of the Board of Directors or a meeting of any particular class of Directors of which he is a member by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting for all purposes, including, without limitation, for purposes of Sections 10, 11 and 12 of this Article.

         Section 14. Special Action. Any action by the Board of Directors or any particular class of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors or all the Directors of that class and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors or a vote of that class of Directors for all purposes.

                                 ARTICLE FOURTH
                                    Officers

         Section 1. Enumeration. The officers of the corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, and other officers as may from time to time be determined by the Directors.

         Section 2. Election. The President, Treasurer and Clerk shall be elected by the incorporator(s) at their initial meeting and thereafter shall be elected annually at the Board of Directors meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the incorporator(s) at their initial meeting and by the Directors.



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         Section 3. Qualification. Any officer may, but need not be, a Director or a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

         Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 5. Removal. The Directors may remove any officer with or without cause provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by-the Board of Directors prior to action thereon.

         Section 6. President. The President when present shall preside at all meetings of the stockholders and of the Directors (but not at meetings limited to only one class of stockholders or one class of Directors). It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate. The President shall also be the chief operating officer of the Corporation.

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

         Section 7. Vice Presidents. In the absence or disability of the President or a vacancy in such office, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate. Section 8. Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as shall be designated by the Directors or in the absence of such designation in such depositaries as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate. The Treasurer shall also be the chief financial officer of the Corporation.

         Section 9. Assistant Treasurers. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

         Section 10. Clerk (Clerk/Secretary). The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders or any class of stockholders and, if there be no Secretary or Assistant Secretary, the Clerk may be referred to as Secretary and shall record as aforesaid all votes and proceedings of the Directors or any class of Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or -other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to- the foregoing as the Directors shall designate.



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

         Section 11. Assistant Clerks. In the absence or disability of the Clerk or in the event of a vacancy in such office, the Assistant Clerk, if one lie elected, or, if there be more than one, the one designated for the purpose by the Directors, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as these By-laws may provide or as the Directors may from time to time designate. A Temporary Clerk designated by the person presiding shall perform the duties of the Clerk in the absence of the Clerk and Assistant Clerks from any meeting of stockholders or Directors.

         Section 12. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors or any class of Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise the Clerk/Secretary, or, in his absence, a Temporary Clerk/Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.

                                  ARTICLE FIFTH
                      Provisions Relating-to Capital Stock

         Section 1. Unissued Stock. The Board of Directors shall have the authority to issue from time to time the whole or any part of any unissued balance of the authorized stock of the corporation to such persons, for such consideration, whether cash, property, services or expenses, and on such terms as the Directors may from time to time determine without first offering the same for subscription to stockholders of the corporation.

         Section 2. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed


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

or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the "references, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         Section 3. Transfer of Stock. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

         Section 4. Equitable Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

         Section 5. Lost or Destroyed Certificates. The Directors of the corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

                                  ARTICLE SIXTH
                           Stock in Other Corporations

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         Except as the Directors may otherwise designate, the President or
Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

                                 ARTICLE SEVENTH
                              Inspection of Records

Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk or of its registered agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                 ARTICLE EIGHTH
                   Checks, Notes, Drafts and Other Instruments

         Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.

                                  ARTICLE NINTH
                                      Seal

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

         The seal of the corporation shall be circular in form, bearing its name, the word "Massachusetts", and the year of its incorporation. The Clerk or any Assistant Clerk may affix the seal (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

                                  ARTICLE TENTH
                                   Amendments

       These By-laws may at any time be amended by vote of the majority of each class of holders of common stock, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Directors, by a vote of the majority of each class of directors, may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provision thereof which by law, the Articles If Organization, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any by-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

                                ARTICLE ELEVENTH
                        Transactions With Related Parties

         The corporation may enter into contracts or transact business with one or more of its Directors, officers, or stockholders or with any corporation, association, trust company, organization or other concern in which any one or more of its Directors, officers or stockholders are Directors, officers, trustees, shareholders, beneficiaries or stockholders or otherwise interested and other contracts or transactions in which any one or more of its Directors, officers or stockholders is in any way interested; and in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such Directors, officers or stockholders of the corporation have or may have interests which are or might be adverse to the interests of the corporation even though the vote or action of Directors, officers or stockholders having such adverse interests may have been necessary to obligate the corporation upon such contract or


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

transaction. At any meeting of the Board of Directors of the corporation (or any duly authorized committee thereof) which shall authorize or ratify any such contract or transaction, any such Director or Directors, may vote or act thereat with like force and effect as if he had not such interest, provided, in such case the nature and extent of such interest shall be disclosed or shall have been known to the Directors or a majority of each class thereof. A general notice that a Director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to such Director or officer with respect to all contracts and transactions with such corporation or other concern. No Director shall be disqualified from holding office as Director or officer of the corporation by reason of any such adverse interests. In the absence of fraud, no Director, officer or stockholder having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer or stockholder be accountable for any gains or profits realized thereon.

                                 ARTICLE TWELFTH
                Indemnification of Directors, Officers and Others

         The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the corporation, or at its request as a Director, trustee, officer, employee or other agent of any organization in which the corporation owns shares or of which it is a creditor against all liabilities and Expenses, including amounts paid in satisfaction of judgments, ill compromise or as fines and penalties, and counsel fees reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal or administrative, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, officer, trustee, employee or agent, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director, officer, trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless: (a) such compromise shall be approved as in the best interests of the corporation,


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after notice that it involves such indemnification; (i) by a disinterested majority of each class of Directors; or (ii) by the holders of a majority of each class the outstanding stock at the time, exclusive of any stock owned by any interested Director or officer; or (b) in the absence of action by disinterested Directors or stockholders, there has been obtained at the request of a majority of either class of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or officer Midyears to have acted in good faith in the reasonable belief that this action was in the best interests of the corporation. Expenses including counsel fees, reasonably incurred by any such Director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, officers, trustees, employees or agents may be entitled by contract or otherwise under law. As used in this Article the terms 'Director,' 'officer,' 'trustee,' employee,' and 'agent' include their respective heirs, executors and administrators, and an 'interested' Director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question or other proceeding on the same or similar grounds is then pending.


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